                                                                     EXHIBIT 3.3




                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                              OASIS CAR WASH, INC.
                              a Texas corporation





                                                                        Adopted:

                                                               February 10, 1998

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                              OASIS CAR WASH, INC.

                                     INDEX

Article                                                                                                                 Page
-------                                                                                                                 ----
I        OFFICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.01    Registered Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.02    Other Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

II       SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.01    Location of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.02    Annual Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.03    List of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.04    Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.05    Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.06    Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.07    Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.08    Voting of Shares in Matters other than Election of Directors . . . . . . . . . . . . . . . . . . . . . 2
         2.09    Voting in the Election of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.10    Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.11    Action Without Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.12    Voting of Shares of Certain Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.13    Record Dates for Actions other than by Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.14    Record Dates for Consents to Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

III      DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.01    Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.02    Number and Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.03    Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.04    Elections to Fill Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.05    Location of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.06    First Meeting of Newly Elected Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.07    Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.08    Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.09    Quorum of and Action by Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.10    Interested Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.11    Committees of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.12    Action Without Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         3.13    Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

IV       NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.01    Content and Method . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.02    Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.03    Attendance Construed as Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

V        OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         5.01    Titles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         5.02    Election.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         5.03    Other Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         5.04    Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         5.05    Term of Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         5.06    Employment and Other Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         5.07    Chairman of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         5.08    President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         5.09    Added Powers of the Chairman of the Board and the President  . . . . . . . . . . . . . . . . . . . .  10
         5.10    Vice Presidents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         5.11    Secretary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         5.12    Assistant Secretaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.13    Treasurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.14    Treasurer's Bond . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.15    Assistant Treasurers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

VI       CERTIFICATES REPRESENTING SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.01    Description  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.02    Facsimile Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.03    Lost Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.04    Transfer of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.05    Registered Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

VII      GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.01    Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.02    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.03    Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.04    Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.05    Financial Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.06    Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.07    Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.08    Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.09    Inspection of Records by Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.10    Corporate Seal.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.11    Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.12    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         7.13    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.14    Resignation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.15    Amendment by Shareholders or Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.16    Power to Amend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.17    Invalid Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.18    Relation to Articles of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                              OASIS CAR WASH, INC.


                                   ARTICLE I
                                    OFFICES

                 1.01 REGISTERED OFFICE. The registered office shall be located in Dallas, Texas.

                 1.02 OTHER OFFICES. The corporation may also have offices, including its principal place of business, at such other places located within or without the State of Texas as the Board of Directors (the "Board") may from time to time determine, or as the business of the corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

                 2.01 LOCATION OF MEETINGS. Meetings of shareholders shall be held in the County of Dallas, State of Texas, or at any other location within or without the State which may be specified in the notice of the meeting or in a duly executed waiver thereof. Meetings of shareholders may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                 2.02 ANNUAL MEETINGS. Commencing in the year 1998, an annual meeting of shareholders shall be held at a date and time determined by appropriate resolution of the Board. The date and time of the annual meeting of shareholders may be changed by appropriate resolutions of the Board to a time within sixty (60) days before or following the date first determined by the Board. At this meeting, the shareholders shall elect a Board, and may transact other business properly brought before the meeting.

                 2.03 LIST OF SHAREHOLDERS. At least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at said meeting arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the share transfer records. This list shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours for a period of ten (10) days prior to such meeting. This list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

                 2.04 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President, the Board, the Chairman of the Board, if one is appointed, or the holders of not less than one-tenth (1/10th) of all shares entitled to vote at such meetings.

                 2.05 NOTICE OF MEETINGS. A written or printed notice stating the place, day and hour of any meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, notice shall be deemed to be delivered when deposited, postage prepaid, in the United States mail, addressed to the shareholder at his address as it appears on the share transfer records of the corporation.

                 2.06 QUORUM. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided by statute or by the Articles of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be represented. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                 2.07 CONDUCT OF BUSINESS. If a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Articles of Incorporation or elsewhere in these Bylaws, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

                 2.08 VOTING OF SHARES IN MATTERS OTHER THAN ELECTION OF DIRECTORS. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the voting rights of the shares of any class shall be limited or denied by the Articles of Incorporation and except as otherwise provided by statute. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by law, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the Articles of Incorporation or these Bylaws.

                 2.09 VOTING IN THE ELECTION OF DIRECTORS. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote.

                 2.10 PROXIES. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. A telegram, telex, cablegram or other similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by a shareholder shall be treated as an execution in writing for the purposes of this paragraph. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the corporation prior to, or at the time of, the meeting.

                 2.11 ACTION WITHOUT MEETING. If permitted by the Articles of Incorporation, any action required by statute to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders or shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. If this manner of consent is not permitted by the Articles of Incorporation, the Consent of all shareholders is required.

         Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the corporation, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the president or principal executive office of the corporation. A telegram, telex, cablegram, or similar mission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder and delivered by hand.

         Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

                 2.12     VOTING OF SHARES OF CERTAIN HOLDERS.

                          (a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may authorize, or in the absence of such authorization, as the board of directors of such corporation may determine.

                          (b) Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of the shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of the shares into his name as trustee.

                          (c) Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by him without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which he was appointed.

                          (d) A shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the transferred shares.

                          (e) Treasury shares, shares of its own stock owned by another corporation, the majority of the voting stock of which is owned or controlled by it, and shares of its own stock held by the corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

                 2.13 RECORD DATES FOR ACTIONS OTHER THAN BY CONSENT. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to any action by shareholders proposed to be taken without a meeting), the Board may provide that the share transfer records shall be closed for a stated period not to exceed sixty (60) days. If the share transfer records are closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, the records shall be closed for at least ten (10) days immediately preceding the meeting.

         In lieu of closing the share transfer records, the Board may fix in advance as the record date for determination of shareholders, a date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring the determination of shareholders is to be taken.

         If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed and the date on which the resolution of the Board declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for determination of shareholders.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

                 2.14 RECORD DATES FOR CONSENTS TO ACTION. Unless a record date shall have previously been fixed or determined pursuant to this Article II, whenever any action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board and the prior action of the Board is not required by this Act, the record date for determining shareholders entitled to consent to an action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the president or the principal executive officer of the corporation. If no record date shall have been fixed by the Board and prior action of the Board is required by this Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board adopts a resolution taking such prior action.

                                  ARTICLE III
                                   DIRECTORS

                 3.01 POWERS. The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under, the direction of its Board, except that the Board may not do any acts or things which are required by statute, the Articles of Incorporation or these Bylaws to be exercised or done by the shareholders.

                 3.02 NUMBER AND ELECTION. The number of directors constituting the initial Board of the corporation shall be as set forth in the Articles of Incorporation. However, such number may be changed by the Board from time to time by appropriate resolution of the Board. In no event shall there ever be less than one member of the Board. The directors shall be elected at the annual meeting of the shareholders, except as provided in
Section 3.04, and each director elected shall hold office until the next annual election of directors and until his successor shall have been elected or appointed and qualified, his resignation, his removal from office by the shareholders or his death. Directors need not be residents of the State of Texas or shareholders of the corporation.

                 3.03 REMOVAL. Any director may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the shares represented at any shareholders' meeting at which a quorum is present, provided that the proposed removal is stated in the notice of the meeting.

                 3.04 ELECTIONS TO FILL VACANCIES. Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or may be filled by the Board for a term of office continuing only until the election of one or more directors by the shareholders; provided, however, that the Board may not fill more than two (2) such directorships during the period between any two successive annual meetings of the shareholders.

                 3.05 LOCATION OF MEETINGS. Regular or special meetings of the Board may be held either within or without the County of Dallas or the State of Texas. Members of the Board or of committees thereof may participate in and hold a meeting of the Board or committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                 3.06 FIRST MEETING OF NEWLY ELECTED BOARD. The first meeting of each newly elected Board shall be held at such time and place directly following the annual meeting of the shareholders or as shall be fixed by the vote of the shareholders at their annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided that a quorum shall be present. In the event such meeting is not held after the annual meeting of the shareholders or in the event of a failure of the shareholders to fix the time and place of the first meeting of the newly elected Board; or in the event the meeting is not held at the time and place so fixed by the shareholders, such meeting may be held at the time and place specified in a notice given as provided for special meetings of the Board, or as specified in a written waiver signed by all of the directors.

                 3.07 REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such times and places as shall, from time to time, be determined by the Board.

                 3.08 SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board or the President, and shall be called by the Secretary on the written request of any two (2) directors. Notice of special meetings of the Board may be given personally, in writing or by telegram, and shall be given to each director at least three (3) days before the date of the meeting. Notice shall be given by the person calling the meeting or by the Secretary. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in any notice or waiver of notice, except as may otherwise be expressly provided by statute, the Articles of Incorporation, or these Bylaws.

                 3.09 QUORUM OF AND ACTION BY DIRECTORS. A majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless a greater number is required by statute, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement thereof at the meeting, until a quorum shall be present.

                 3.10 INTERESTED DIRECTORS. No contract or transaction between the corporation and one or more of its Directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the corporation's Directors or officers are Directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum, (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or transaction.

                 3.11 COMMITTEES OF THE BOARD. The Board, by resolution adopted by a majority of the full Board, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitation imposed by the Board, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution, the Articles of Incorporation or these Bylaws, and as otherwise limited by statute, shall have and may exercise all of the authority and perform such functions as may be provided in such resolution; PROVIDED, HOWEVER, that unless the resolution designating a particular committee expressly so provides, no committee of the Board shall have the authority to authorize a distribution or to authorize the issuance of shares of the corporation. The designation of a committee of the Board and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law. Such committee or committees will have such name or names as may be designated by the Board and will keep regular minutes of their proceedings and report the same to the Board when required.

                 3.12 ACTION WITHOUT MEETING. Any action that may be taken by the executive committee, if any, or the Board at a meeting may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all of the members of the executive committee or all of the directors.

                 3.13 COMPENSATION. Directors, as such, shall not receive any salary for their services, but, by resolution of the Board may receive a fixed sum and necessary expenses of attendance of each regular or special meeting of the Board. Members of the executive committee, by resolution of the Board, may be allowed like compensation for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                                    NOTICES

                 4.01 CONTENT AND METHOD. Notices to directors and shareholders shall be in writing unless otherwise provided in these Bylaws, shall specify the time and place of the meeting, and shall be delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed given at the time when the notice is placed in the United States mail, postage prepaid. Notice to directors may also be given by telegram.

                 4.02 WAIVER OF NOTICE. Whenever any notice is required to be given to any shareholder or director under the provisions of applicable statutes, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of notice.

                 4.03 ATTENDANCE CONSTRUED AS WAIVER OF NOTICE. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE V
                                    OFFICERS

                 5.01 TITLES. The officers of the corporation shall consist of a President and a Secretary and, in the discretion of the Board, such other officers as are contemplated by Section 5.03 hereof, each of whom shall be elected by the Board. Any two or more offices may be held by the same person.

                 5.02 ELECTION. The Board, at its first meeting after each annual meeting of shareholders, shall elect a President and a Secretary, and may elect one or more Vice Presidents and a Treasurer, none of whom needs to be a member of the Board, and may appoint a member of the Board as its Chairman.

                 5.03 OTHER OFFICERS. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board.

                 5.04 COMPENSATION. The compensation of all officers and agents of the corporation will be fixed by the Board or any committee thereof, if so authorized by the Board.

                 5.05 TERM OF OFFICE. Each officer shall hold office until his successor is chosen and qualifies, or until his death or removal or resignation from office, whichever occurs first. Any officer, agent or member of any committee of the Board elected or appointed by the Board may be removed by a majority vote of the entire Board whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Any vacancy occurring in an office for any reason may be filled by the Board.

                 5.06 EMPLOYMENT AND OTHER CONTRACTS. The Board may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the corporation, and such authority may be general or confined to specific instances. The Board, when it believes the interest of the corporation will best be served thereby, authorize executive employment contracts that will have terms no longer than ten years and contain such other terms and conditions as the Board deems appropriate. Nothing herein will limit the authority of the Board to authorize employment contracts for shorter terms.

                 5.07 CHAIRMAN OF THE BOARD. In the event that a Chairman of the Board is appointed, the Chairman shall preside over all meetings of the shareholders and of the Board. He shall see that all orders and resolutions of the Board are carried into effect. The Chairman shall have such other powers and duties as usually pertain to such office or as may be assigned to him from time to time by the Board. Except where by law the signature of the President is required, the Chairman will have the same power as the President to sign all certificates, contracts and other instruments of the corporation. During the absence or disability of the President, the Chairman will exercise the powers and perform the duties of the President.

                 5.08 PRESIDENT. If a Chairman of the Board is not designated as provided in Section 5.07 hereof, the President shall be the chief executive officer of the corporation and shall have such powers and duties as usually pertain to that office, except as the same may be modified by the Board. In the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders and, if the President is also a member of the Board, at all meetings of the directors. Unless the Board shall otherwise direct, the President shall have general and active management responsibility for the business of the corporation.

                 5.09 ADDED POWERS OF THE CHAIRMAN OF THE BOARD AND THE PRESIDENT. The President, and the Chairman of the Board, shall execute, with the Secretary or any other officer so authorized by the Board, certificates for shares of the corporation, and any deeds, notes, mortgages, bonds, contracts or other instruments that the Board has authorized for execution, except when the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent or shall be required by law to be otherwise signed or executed.

                 5.10 VICE PRESIDENTS. In the event that the Board shall provide for one or more Vice Presidents, then each of the Vice Presidents, in the order of his seniority, unless otherwise determined by the Board, shall in the absence or disability of the President, serve in the capacity of the President and perform the duties and exercise the powers of the President. Each Vice President shall perform such other duties and have such other powers as the Board shall from time to time prescribe.

                 5.11     SECRETARY.  The Secretary shall:

                          (a) attend all meetings of the Board and of the shareholders, and shall record all votes and keep the minutes of all such proceedings in one or more books kept for that purpose;

                          (b) perform like services for the committees of the Board, if any;

                          (c) give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board;

                          (d)     keep in safe custody the seal of the
                 corporation, and when authorized by the Board, affix the same to any instrument requiring it and when so affixed, it shall be attested by the Secretary's signature, or by the signature of the Treasurer, if any, or any Assistant Secretary or Assistant Treasurer; and

                          (e) perform all duties incidental to the office of Secretary and such other duties as, from time to time, may be assigned to the Secretary by the President or Board, under whose supervision the Secretary shall function.

                 5.12 ASSISTANT SECRETARIES. Each Assistant Secretary, if any, in the order of his seniority, unless otherwise determined by the Board, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board may, from time to time, prescribe.

                 5.13     TREASURER.  The Treasurer or such other officer as
                   designated by the Board shall:

                          (a)     have custody of the corporate funds and
                 securities;

                          (b) keep full and accurate accounts of receipts and disbursements in books belonging to the corporation;

                          (c) deposit all money and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board;

                          (d) disburse such funds of the corporation as may be ordered by the Board, taking proper vouchers for all disbursements;

                          (e) render to the Board at the regular meetings of the Board, or whenever the Board may require, an account of all transactions entered into under this Section 5.13 and of the financial condition of the corporation; and

                          (f) perform all such other duties as, from time to time, may be assigned to him by the Board.

                 5.14 TREASURER'S BOND. If required by the Board, the Treasurer or such other officer as designated by the Board to perform the duties enumerated in Section 5.13 above shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                 5.15 ASSISTANT TREASURERS. Each Assistant Treasurer, if any, in the order of his seniority unless otherwise determined by the Board, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board may, from time to time, prescribe.

                                   ARTICLE VI
                        CERTIFICATES REPRESENTING SHARES

                 6.01 DESCRIPTION. The corporation shall deliver certificates representing all shares to which shareholders are entitled. Certificates shall be signed by the President and the Secretary, or in the absence of the President and/or Secretary, a Vice President and/or Assistant Secretary if such offices have been appointed or elected by the Board and may be sealed with the seal of the corporation or a facsimile thereof if a corporate seal is adopted. Failure to affix the corporate seal, if one is adopted, shall not invalidate a share certificate. No certificate shall be issued for any share until the consideration therefor has been fully paid.
Each certificate shall be consecutively numbered and shall be entered in the books of the corporation as issued. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class of shares and the designation of the series, if any, which such certificate represents, and the par value of each share or a statement that the shares are without par value, and shall further contain on the face or back of the certificate a statement of all additional information required by statute to be set forth.

                 6.02 FACSIMILE SIGNATURES. The signatures of the President and the Secretary upon a certificate may be facsimiles. In the event that an officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, the certificate may be issued with the same effect as if he were such officer at the date of the issuance.

                 6.03 LOST CERTIFICATES. The Board may direct new certificate(s) to be issued in place of any certificate(s) previously issued alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate(s) to be lost or destroyed. When authorizing such issuance of new certificate(s), the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate(s), or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum and form and with such sureties as it may direct as an indemnity against any loss occasioned by or any claim that may be made against the corporation with respect to the certificate(s) alleged to have been lost or destroyed. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after such holder has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer of a new certificate.

                 6.04 TRANSFER OF SHARES. Shares shall be transferable only on the share transfer records of the corporation by the holder thereof in person or by his duly authorized attorney-in-fact. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                 6.05 REGISTERED OWNER. Subject to the provisions of any applicable shareholders' agreement, the corporation may regard the person in whose name any shares issued are registered in the share transfer records of the corporation at any particular time as the owner of those shares at that time for purposes of (1) voting those shares, (2) receiving distributions thereon or notices in respect thereof, (3) transferring those shares, (4) exercising rights of dissent with respect to those shares, (5) exercising or waiving any preemptive right with respect to those shares, (6) entering into agreements with respect to those shares in accordance with Article 2.22 or 2.30 of the Texas Business Corporation Ac or (7) giving proxies with respect to those shares. Neither the corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for these purposes, regardless of whether that person does not possess a certificate for those shares.

                                  ARTICLE VII
                               GENERAL PROVISIONS

                 7.01 DISTRIBUTIONS. Subject to any restrictions imposed by law or by the Articles of Incorporation, the Board may declare and the corporation may make distributions on its outstanding shares in cash, property or its own shares.

                 7.02 CONTRACTS. The Board may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name, and on behalf of, the corporation. This authority may be general or confined to specific instances.

                 7.03 LOANS. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board or any executive committee. This authority may be general or confined to specific instances.

                 7.04 RESERVES. The Board by resolution may create a reserve or reserves out of earned surplus for any purpose or purposes, and may abolish any such reserve in the same manner. Surplus of the corporation to the extent so reserved will not be available for the payment of dividends or other distributions by the corporation.

                 7.05 FINANCIAL REPORTS. When requested by the holders of at least one-third of the outstanding shares of the corporation, the Board must present written reports concerning the condition and business of the corporation.

                 7.06 SIGNATURES. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or other person or persons as the Board may, from time to time, designate.

                 7.07 FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board.

                 7.08 BOOKS AND RECORDS. The corporation shall keep books and records of account and shall keep minutes of the proceedings of the shareholders, the Board, and each committee of the Board. A record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer shall be kept at the registered office or principal place of business, or at the office of the transfer agent or registrar, as appropriate. Such records shall contain the names and addresses of all past and current shareholders and the number and class of shares issued by the corporation held by each of them. The books, records, minutes, and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time. The office of the corporation's transfer agent or registrar may be located outside the State of Texas.

                 7.09 INSPECTION OF RECORDS BY SHAREHOLDERS. Any person who shall have been a shareholder for at least six (6) months immediately preceding his demand, or shall be the holder of at least five percent (5%) of all the outstanding shares of a corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant, or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes, and share transfer records, and to make extracts therefrom. A holder a beneficial interest in a voting trust entered into pursuant to Article 2.30 of the Texas Business Corporation Act shall be regarded as a holder of the shares represented by such beneficial interest for the purposes of this Section 7.09.

                 7.10 CORPORATE SEAL. If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and shall be in the form determined by the Board. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed or in any other manner reproduced.

                 7.11 FISCAL YEAR. The fiscal year of the corporation will be fixed by resolution of the Board.

                 7.12 INDEMNIFICATION. The corporation will indemnify its directors to the fullest extent permitted by the Texas Business Corporation Act and may, if and to the extent authorized by the Board, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

                 7.13 INSURANCE. The corporation may at the discretion of the Board purchase and maintain insurance on behalf of the corporation and any person whom it has the power to indemnify pursuant to law, the Articles of Incorporation, these Bylaws or otherwise.

                 7.14 RESIGNATION. Any director, officer or agent may resign by giving written notice to the President or the Secretary. Such resignation will take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

                 7.15 AMENDMENT BY SHAREHOLDERS OR DIRECTORS. Unless otherwise provided in the Articles of Incorporation, these Bylaws may be altered, amended or repealed, and new Bylaws may be adopted by the affirmative vote of a majority of either the Board or the holders of a majority of the shares entitled to vote, present at any meeting at which a quorum of each respective body is present, provided that notice of the proposed alteration, amendment, repeal or adoption shall be contained in the notice of the meeting.

                 7.16 POWER TO AMEND. This power to alter, amend or repeal the Bylaws, and to adopt new Bylaws, may be modified or divested by action of the holders of a majority of the shares entitled to vote taken at any regular or special meeting of the shareholders.

                 7.17 INVALID PROVISIONS. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will be valid and operative.

                 7.18 RELATION TO ARTICLES OF INCORPORATION. These Bylaws are subject to, and governed by, the Articles of Incorporation.